Exhibit 10.4

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT, dated as of November __, 2024 (this “Agreement”), made by Lucid Diagnostics Inc., a Delaware corporation with offices located at 360 Madison Avenue, 25th Floor, New York, NY 10017 (the “Company”), and each of the undersigned direct and indirect Subsidiaries of the Company from time to time, if any (each a “Grantor” and together with the Company, collectively, the “Grantors”), in favor of [_______], in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the Noteholders (as defined below) party to the Securities Purchase Agreement, dated as of November __, 2024 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Securities Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, the Company and each party listed as a “Buyer” on the Schedule of Buyers attached to the Securities Purchase Agreement, as amended from time-to-time (the “Buyers” and individually, a “Buyer”) are parties to the Securities Purchase Agreement, pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase senior secured convertible notes of the Company issued pursuant thereto (as such notes may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, it is a condition precedent to the Buyers’ obligation to purchase the Notes issued pursuant to each of the Securities Purchase Agreement that the Grantors shall have executed and delivered to the Collateral Agent this Agreement providing for the grant to the Collateral Agent, for the ratable benefit of itself and the Noteholders, of a valid, enforceable, and perfected security interest in certain of the personal property of each Grantor to secure all of the Company’s obligations under the Transaction Documents; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Grantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to enter into the Securities Purchase Agreement and the other Transaction Documents, each Grantor agrees with the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders, as follows:

Section 1. Definitions.

(a) Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or in the Code, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of the Code except as the Collateral Agent may otherwise determine in its sole and absolute discretion.

(b) Without limiting the generality of, and subject to the proviso at the end of, Section 1(a) of this Agreement, the following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Uncertificated Securities”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Affiliate” of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and any officer or director of such Person. Without limiting the generality of the foregoing, a Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Bankruptcy Event of Default” has the meaning ascribed to it in the Notes.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Buyer” or “Buyers” shall have the meaning set forth in the recitals hereto.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not an individual or a corporation, any and all partnership, membership, trust or other equity interests of such Person.

“Closing Date” means the date the Company initially issues the Notes pursuant to the terms of the Securities Purchase Agreement.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

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“Collateral” shall have the meaning set forth in Section 3(a) of this Agreement.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Company” shall have the meaning set forth in the preamble hereto.

“Controlled Account Agreement” means a deposit account control agreement or securities account control agreement with respect to a Pledged Account, pursuant to which the Collateral Agent is granted control over such Pledged Account in a manner that perfects its security interest in such Pledged Account under applicable law, all in form and substance satisfactory to the Collateral Agent, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Controlled Account Bank” shall have the meaning set forth in Section 6(i) of this Agreement.

“Controlled Accounts” means the Deposit Accounts, Commodity Accounts, Securities Accounts, and/or Foreign Currency Controlled Account of the Grantors listed on Schedule IV attached hereto.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Event of Default” shall have the meaning ascribed to it in the Notes.

“Excluded Collateral” means such portion of the voting Capital Stock of any Foreign Subsidiary in excess of 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary at any time the pledging of more than 65% of the total outstanding voting Capital Stock of such Foreign Subsidiary would result in a material adverse tax consequence to a Grantor.

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“Foreign Currency Controlled Accounts” means any Controlled Account of a Grantor or any of its Subsidiaries holding a deposit denominated in a currency other than United States dollar.

“Foreign Subsidiary” means any Subsidiary of a Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof, Puerto Rico or the District of Columbia.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, court, tribunal, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law or law for the relief of debtors, any proceeding relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or any proceeding seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means, collectively, all intellectual property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, under the applicable laws of any jurisdiction throughout the world, whether registered or unregistered, including, without limitation, any and all: (a) Trademarks; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content; (c) accounts with YouTube, LinkedIn, Twitter, Instagram, Facebook and other social media companies and the content found thereon (to the extent that such accounts and content are transferable pursuant to the terms, conditions, and policies of each applicable social media platform); (d) Copyrights; (e) Patents; (f) Licenses and (g) business and technical information, databases, data collections and other confidential and proprietary information and all rights therein.

“Licenses” means, collectively, the Copyright Licenses, the Trademark Licenses, the Patent Licenses, and any other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Lien” means any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance upon or in any property or assets.

“Noteholders” means, at any time, the holders of the Notes at such time.

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“Notes” shall have the meaning set forth in the recitals hereto.

“Obligations” shall have the meaning set forth in Section 4 of this Agreement.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all of the Obligations.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, reexaminations, divisions, continuations, continuations in part and extensions or renewals thereof.

“Permitted Liens” shall have the meaning set forth in the Notes.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Pledged Accounts” means all of each Grantor’s right, title and interest in all of its Deposit Accounts, Commodity Accounts and Securities Accounts (in all cases, including, without limitation, all Controlled Accounts and Foreign Currency Control Accounts).

“Pledged Collateral” shall have the meaning set forth in Section 2(a).

“Pledged Debt” shall have the meaning set forth in Section 2(a).

“Pledged Entity” means, each Person listed from time to time on Schedule IV hereto as a “Pledged Entity,” together with each other Person, any right in or interest in or to all or a portion of whose Securities or Capital Stock owned by any Grantor as of the date hereof or is acquired or otherwise owned by a Grantor after the date hereof.

“Pledged Equity” means all of each Grantor’s right, title and interest in and to all of the Securities and Capital Stock now or hereafter owned by such Grantor (including, without limitation, those interests listed opposite the name of such Grantor on Schedule IV), regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including, without limitation, any certificates representing such Securities and/or Capital Stock, the right to receive any certificates representing any of such Securities and/or Capital Stock, all warrants, options, subscription, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing, but excluding any Excluded Collateral.

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“Pledged Securities” means any Promissory Notes, stock certificates, limited liability membership interests or other Securities, certificates or Instruments now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Required Holders” shall mean the Required Holders (as defined in the Securities Purchase Agreement).

“Securities Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Subsidiary” means any Person in which a Grantor directly or indirectly, (i) owns any of the outstanding Capital Stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses, contracts or agreements (including, without limitation, all Trademark Licenses described in Schedule II hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

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SECTION 2. Pledge of Pledged Collateral.

(a) As collateral security for the due and punctual payment and performance in full of the Obligations, as and when due, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Collateral Agent and the Noteholders, a continuing Lien on and security interest in, all of such Grantor’s right, title and interest in, to and under all of the following, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired: (i) the Pledged Equity; (ii) all Promissory Notes, Security and Instruments evidencing debt now owned or at any time hereafter acquired by it (including, without limitation, those listed opposite the name of such Grantor on Schedule IV) (the “Pledged Debt”); (iii) subject to Section 2(g) and 2(h), all payments of principal or interest, dividends, distributions, cash, Promissory Notes, Securities, Instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and the Pledged Debt; (iv) all rights and privileges of such Grantor with respect to the Securities and other property referred to in clauses (i), (ii), and (iii) above; and (v) all Proceeds of, and Security Entitlements in respect of, any of the foregoing (the items referred to in clauses (a) through (v) above being collectively referred to as the “Pledged Collateral”); provided that the Pledged Collateral shall not include any item referred to in clauses (a) through (f) above if, for so long as and to the extent such item constitutes Excluded Collateral.

(b) On the Closing Date (in the case of any Grantor that grants a Lien on any of its assets hereunder on the Closing Date) or on the date on which it becomes a party to this Agreement pursuant to Section 6(m) (in the case of any other Grantor), each Grantor shall deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated) to the extent such Pledged Securities, in the case of Promissory Notes and other Instruments evidencing debt, are required to be delivered pursuant to Section 2(c). Thereafter, whenever such Grantor acquires any other Pledged Security (other than any Uncertificated Securities, but only for so long as such Uncertificated Securities remain uncertificated), such Grantor shall promptly, and in any event within 30 days (or such longer period as the Collateral Agent may agree to in writing), deliver or cause to be delivered to the Collateral Agent such Pledged Security as Collateral hereunder to the extent such Pledged Securities, in the case of Promissory Notes and Instruments evidencing debt, are required to be delivered pursuant to Section 2(c). With respect to any Uncertificated Securities (other than any Uncertificated Securities credited to a Securities Account), Grantors it shall cause the issuer of such Uncertificated Securities to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit A hereto, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Securities without further consent by such Grantor.

(c) Each Grantor will cause all debt for borrowed money in an aggregate principal amount of $500,000 or more owed to such Grantor by any other Person to be evidenced by a duly executed Promissory Note, and shall cause each such Promissory Note to be pledged and delivered to the Collateral Agent, (i) on the date hereof, in the case of any such debt existing on the date hereof (or, in the case of any Grantor that becomes a party hereto after the date hereof, on the date such Grantor becomes a party hereto, in the case of any such debt existing on such date) or (ii) promptly following the incurrence thereof, in the case of any such debt incurred after the date hereof (or such other date), in each case pursuant to the terms hereof.

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(d) Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to Section 2(b) and/or 2(c) shall be accompanied by undated stock or note powers duly executed by the applicable Grantor in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request in order to effect the transfer of such Pledged Securities and (ii) all other property comprising part of the Pledged Collateral required to be delivered pursuant to Section 2(b) and/or 2(c) shall be accompanied by undated proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request in order to effect transfer of such Pledged Collateral. Each delivery of Pledged Securities or other Pledged Collateral shall be accompanied by a schedule describing such Pledged Securities or Pledged Collateral, as the case may be, which schedule shall be deemed to supplement Schedule IV and be made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(e) Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of a Bankruptcy Event of Default, the Collateral Agent shall have notified the Grantors that the rights of the Grantors under this Section 2(e) are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Transaction Documents.

(ii) The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 2(e)(i), in each case as shall be specified in such request.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, the other Transaction Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding equity interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and shall, to the extent required by Section 2(b) and/or 2(c) be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or documents set forth in Section 2(d) or as otherwise reasonably requested by the Collateral Agent). So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities.

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Section 3. Grant of Security Interest

(a) As collateral security for the due and punctual payment and performance in full of the Obligations, as and when due, each Grantor hereby pledges and assigns to the Collateral Agent, its successors and permitted assigns, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Collateral Agent and the Noteholders, a continuing Lien on and security interest in, all of such Grantor’s right, title and interest in, to and under all personal property and assets of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind, nature and description, whether tangible or intangible (together with the Pledged Collateral, the “Collateral”), including, without limitation, the following:

(i) all Accounts;

(ii) all Chattel Paper (whether tangible or Electronic Chattel Paper);

(iii) all Commercial Tort Claims, including, without limitation, those specified on Schedule VI hereto;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles (including, without limitation, all Payment Intangibles);

(viii) all Goods;

(ix) all Instruments (including, without limitation, all Promissory Notes and each certificated Security);

(x) all Inventory;

(xi) all Investment Property (and, regardless of whether classified as Investment Property under the Code, all Pledged Equity);

(xii) all Intellectual Property and all Licenses, together with all renewals of any of the foregoing, and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations or dilutions thereof;

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(xiii) All trade secrets, know-how and other proprietary information; works of authorship and other copyrightable works, and all tangible and intangible property embodying the foregoing; inventions (whether or not patentable) and all improvements thereto; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases, and other physical manifestations, embodiments or incorporations of any of the foregoing, and all other intellectual property and proprietary rights;

(xiv) all Letter-of-Credit Rights;

(xv) all Pledged Accounts, all cash and other property from time to time deposited therein, and all monies and property in the possession or under the control of the Collateral Agent or any Noteholder or any Affiliate, representative, agent or correspondent of the Collateral Agent or any such Noteholder;

(xvi) all Supporting Obligations;

(xvii) all other tangible and intangible personal property of each Grantor (whether or not subject to the Code), including, without limitation, all Deposit Accounts and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 3(a) (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 3(a) or are otherwise necessary or helpful in the collection or realization thereof; and

(xviii) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(b) Notwithstanding anything herein to the contrary, the term “Collateral” shall not include any Excluded Collateral.

(c) Each Grantor agrees not to further encumber, or permit any other Lien (other than Permitted Liens) to exist that encumbers, any of its Intellectual Property, including, without limitation, any of its Copyrights, Copyright applications, Copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, Licenses, Patents, Patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, Trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Grantor connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, in each case without the Collateral Agent’s prior written consent (which consent may be withheld or given in the Collateral Agent’s sole and absolute discretion).

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(d) The provisions of this Agreement shall automatically apply to any such additional property or rights described in definition of Collateral or Pledged Collateral within the meaning of this Agreement.

SECTION 4. Security for Obligations. The Lien and security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether direct or indirect, absolute or contingent, and whether now existing or hereafter incurred (collectively, the “Obligations”):

(a) the payment by the Company and each other Grantor, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, this Agreement, the Notes and the other Transaction Documents; and

(b) the due and punctual performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Noteholders under the Notes.

SECTION 5. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Schedule I hereto sets forth (i) the exact legal name of each Grantor, and (ii) the state of incorporation, organization or formation and the organizational identification number of each Grantor in such state. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name (or operated under any other name), jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule I hereto.

(b) There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting any Grantor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the Lien and security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c) Such Grantor (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and each other Transaction Document to which such Grantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be in good standing or so qualified would not be reasonably likely to result in a Material Adverse Effect.

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(d) The execution, delivery and performance by each Grantor of this Agreement and each other Transaction Document to which such Grantor is a party (i) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (ii) do not and will not contravene its charter or by-laws, limited liability company or operating agreement, certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Grantor or its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document) upon or with respect to any of its assets or properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its material assets or properties.

(e) This Agreement has been duly executed and delivered by each Grantor and is the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 6. Covenants as to the Collateral. Until all of the Obligations shall have been fully performed and Paid in Full, unless the Collateral Agent shall otherwise consent in writing (in its sole and absolute discretion):

(a) Further Assurances. Each Grantor will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect the Lien and security interest of the Collateral Agent created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, including, without limitation, the Controlled Accounts; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and each License and, at the request of the Collateral Agent, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Chattel Paper, License or Collateral is subject to the Lien and security interest created hereby, (B) delivering and pledging to the Collateral Agent each Promissory Note, Security (subject to the limitations set forth in Section 3), Chattel Paper or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person, in form and substance reasonably satisfactory to the Collateral Agent, that such Person holds possession of the Collateral for the benefit of the Collateral Agent (for the ratable benefit of the Collateral Agent and the Noteholders), (F) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim in excess of $50,000, promptly notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a Lien and security interest therein and in the Proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Collateral Agent, (G) upon the acquisition after the date hereof by any Grantor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a motor vehicle or Equipment that is subject to a purchase money security interest), causing the Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Collateral Agent in accordance with Section 6(j) hereof; (H) at the Collateral Agent’s written request, deliver to the Collateral Agent a collateral assignment of any patents, applications, registrations and recordings relating to any the foregoing for filing in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof, any political subdivision thereof or in any other country, and (I) taking all actions required by the Code or by other law, as applicable, in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

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(b) Location of Collateral. Each Grantor will keep the Collateral (i) at the locations specified therefor on Schedule III hereto, or (ii) at such other locations set forth on Schedule III and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, or (iii) at such other locations in the United States, provided that 30 days prior to any change in the location of any Collateral to such other location, or upon the acquisition of any Collateral to be kept at such other locations, the Grantors shall give the Collateral Agent written notice thereof and deliver to the Collateral Agent a new Schedule III indicating such new locations and such other written statements and schedules as the Collateral Agent may require.

(c) Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(d) Provisions Concerning the Name, Organization and Location.

(i) Each Grantor will (A) give the Collateral Agent at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, (C) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, (D) If any Grantor hereafter creates or acquires any Intellectual Property that would be required to be disclosed on Schedule II hereto if in existence on the date hereof, immediately deliver to the Collateral Agent updated Schedule II to this Agreement identifying such additional Intellectual Property, and (E) keep adequate records concerning the Collateral and permit representatives of the Collateral Agent during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such records.

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(e) Pledged Accounts.

(A) Within twenty-one (21) days of the date hereof, each Grantor shall cause each bank and other financial institution which maintains a Controlled Account (each a “Controlled Account Bank”) to execute and deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, a Controlled Account Agreement with respect to such Controlled Account, duly executed by each Grantor and such Controlled Account Bank, pursuant to which such Controlled Account Bank among other things shall irrevocably agree, with respect to such Controlled Account, that (i) at any time after any Grantor, the Collateral Agent or any Buyer shall have notified such Controlled Account Bank that an Event of Default has occurred and is continuing, such Controlled Account Bank will comply with any and all instructions originated by the Collateral Agent directing the disposition of the funds in such Controlled Account without further consent by such Grantor, (ii) such Controlled Account Bank shall waive, subordinate or agree not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, (iii) at any time after any Grantor, the Collateral Agent or any Buyer shall have notified such Controlled Account Bank that an Event of Default has occurred and is continuing, with respect to each such Controlled Account, such Controlled Account Bank shall not comply with any instructions, directions or orders of any form with respect to such Controlled Accounts other than instructions, directions or orders originated by the Collateral Agent, (iv) all funds deposited by any Grantor with such Controlled Account Bank shall be subject to a perfected, first priority security interest in favor of the Collateral Agent, and (v) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such Controlled Account Bank shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such funds and other items held by it. No Grantor shall create or maintain any Pledged Account without the prior written consent of the Collateral Agent (in its sole and absolute discretion) and complying with the terms of this Agreement.

(B) If at any time after the Closing Date, the average daily balance of any Account that is not subject to a Controlled Account Agreement exceeds $10,000 during any calendar month (including the calendar month in which the Closing Date occurs), the Company shall, either (x) within two (2) Business Days following such date, transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash in such Account to an amount not in excess of $10,000 or (y) within twenty-one (21) calendar days following the last day of such calendar month, deliver to the Collateral Agent a Controlled Account Agreement with respect to such Account, duly executed by such Grantor and the depositary bank in which such Account is maintained.

I Without limiting any of the foregoing, if at any time on or after the date that is twenty-one (21) calendar days following the Closing Date, the total aggregate amount of the cash of the Company and any of its Subsidiaries, in the aggregate, that is not held in a Controlled Account exceeds $50,000 (the “Maximum Free Cash Amount”), the Company shall within two (2) Business Days following such date, either (x) transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount or (y) deliver to the Collateral Agent a Controlled Account Agreement with respect to such Account (or Accounts), duly executed by such Grantor and the depositary bank in which such Account (or Accounts) is maintained, as necessary to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount.

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(f) Inspection and Reporting. At any time after an Event of Default has occurred and is continuing, each Grantor shall permit the Collateral Agent, or any agent or representatives thereof or such attorneys, accountant or other professionals or other Persons as the Collateral Agent may designate (at Grantors’ sole cost and expense) (i) to examine and make copies of and abstracts from any Grantor’s Records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, and (iv) to conduct audits, physical counts, appraisals, valuations and/or examinations at the locations of any Grantor.

(g) Future Subsidiaries. If any Grantor hereafter creates or acquires any Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, such Grantor shall (i) if such Subsidiary is a material Subsidiary and a Domestic Subsidiary, cause such Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, (ii) deliver to the Collateral Agent updated Schedules to this Agreement, as appropriate (including, without limitation, an updated Schedule IV to reflect the grant by such Grantor of a Lien on and security interest in all Pledged Debt and Pledged Equity now or hereafter owned by such Grantor), (iii) deliver to the Collateral Agent the stock certificates representing all of the Capital Stock of such Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, in accordance with Sections 8-313, 8-321 and 9-115 of the Code or any other similar or local or foreign law that may be applicable), and (iv) duly execute and/or cause to be delivered to the Collateral Agent, in form and substance acceptable to the Collateral Agent, such opinions of counsel and other documents as the Collateral Agent shall request with respect thereto; provided, however, that no Grantor shall be required to pledge any Excluded Collateral and in no event shall Lucid Diagnostics or any of its Subsidiaries be required to become a Grantor hereunder. The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantor in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

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(h) Protection of Intellectual Property By Grantors. Each of the Grantors, at its own expenses, shall use commercially reasonable efforts to undertake the following with respect to each item of Intellectual Property used or useful to the conduct of the business of such Grantor: (i) Pay all renewal fees and other fees and costs associated with maintaining and prosecuting issuances, registrations and applications relating to such Intellectual Property and take all other customary and reasonably necessary steps to maintain each registration of such Intellectual Property. (ii) Take all actions reasonably necessary to prevent any of such Intellectual Property from becoming forfeited, abandoned, dedicated to the public (other than at the expiration of any non-renewable statutory term), or invalidated. (iii) Take any and all action that the Grantors reasonably deem appropriate under the circumstances to protect such Intellectual Property from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, and no Material Adverse Effect would result therefrom, no Grantor shall have any obligation to take any of the actions described in this Section 5(h) with respect to any Intellectual Property (i) that relates solely to any of the Grantor’s products or services that have been discontinued, abandoned or terminated, or (ii) that has been replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid.

Section 7. Additional Provisions Concerning the Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) After an Event of Default has occurred and for so long as such Event of Default is continuing, each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) above, (iii) to file any claims or take any action or institute any action, suit or proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral, (iv) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral, and (v) to verify any and all information with respect to any and all Accounts. This power is coupled with an interest and is irrevocable until all of the Obligations are fully performed and Paid in Full.

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(c) If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 9 hereof and such obligation shall be secured by the Collateral.

(d) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(e) As long as no Event of Default shall have occurred and be continuing and, other than in the case of a Bankruptcy Event of Default, until written notice shall be given to the applicable Grantor:

(i) Each Grantor shall have the right, from time to time, to vote and give consents with respect to the Pledged Equity, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Securities Purchase Agreement or any other Transaction Document.

(f) (i) Each Grantor shall be entitled, from time to time, to collect and receive for its own use all: (A) cash dividends and interest paid in respect of the Pledged Equity to the extent not in violation of the Securities Purchase Agreement; (B) dividends and interest paid or payable other than in cash in respect of any Pledged Equity, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity; (C) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (D) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Equity; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to any Grantor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Equity, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Equity and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent (for the ratable benefit of the Collateral Agent and the Noteholders), be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Equity in the same form as so received (with any necessary endorsement).

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SECTION 8. Remedies Upon Event of Default; Application of Proceeds. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, in any other Transaction Document or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the ratable benefit of itself and the Noteholders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, and (ii) without advance notice except as specified below and without any obligation to prepare or process the Collateral for sale (provided that the Collateral Agent shall give notice to any Grantor as promptly as practicable with respect to any such sale), (A) sell the Collateral or any part thereof in one or more parcels at public or private sale (including, without limitation, by credit bid), at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent and the Noteholders arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.

(b) Any cash held by the Collateral Agent as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale or disposition of or collection from, or other realization upon, all or any part of the Collateral shall be applied as follows (subject to the provisions of the Securities Purchase Agreement): first, to pay any fees, indemnities or expense reimbursements then due to the Collateral Agent (including, without limitation, those described in Section 9 hereof); second, to pay any fees, indemnities or expense reimbursements then due to the Noteholders, on a pro rata basis; third to pay interest due under the Notes owing to the Noteholders, on a pro rata basis; fourth, to pay or prepay principal in respect of the Notes, whether or not then due, owing to the Noteholders, on a pro rata basis; fifth, to pay or prepay any other Obligations, whether or not then due, in such order and manner as the Collateral Agent shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the full performance and Payment in Full of all of the Obligations shall be paid over to the Company or as a court of competent jurisdiction may otherwise direct.

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(c) To the extent that applicable law imposes duties on the Collateral Agent to exercise rights and remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants, attorneys and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of rights and remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation of the foregoing, nothing contained in this section shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

Section 9. Indemnity and Expenses.

(a) Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Collateral Agent and each of the Noteholders harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal.

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(b) Each Grantor agrees, jointly and severally, to pay to the Collateral Agent upon demand the amount of any and all reasonable, out of pocket costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights or remedies of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, first-class postage prepaid and return receipt requested), telecopied, e-mailed or delivered, if to any Grantor, to the Company’s address, or if to the Collateral Agent or any Noteholder, to it at its respective address, each as set forth in Section 7(f) of the Securities Purchase Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 10. All such notices and other communications shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) with respect to notice sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient) (A) if sent prior to 6:00 PM New York time on any Business Day, when sent, or (B) if sent on or after 6:00 PM New York time on any Trading Day (as defined in the Securities Purchase Agreement), on the next Business Day; or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. For the avoidance of doubt, all Foreign Subsidiaries, as Grantors, hereby appoint the Company as its agent for receipt of service of process and all notices and other communications in the United States at the address specified below.

Section 11. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification or waiver of this Agreement shall be effective to the extent that it (1) applies to fewer than all of the holders of Notes or (2) imposes any obligation or liability on any holder of Notes without such holder’s prior written consent (which may be granted or withheld in such holder’s sole and absolute discretion).

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(b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right or remedy hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Collateral Agent or any Noteholder provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights and remedies of the Collateral Agent or any Noteholder under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights or remedies under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing Lien on and security interest in the Collateral and shall (i) remain in full force and effect until the full performance and Payment in Full of the Obligations, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Noteholders hereunder, to the ratable benefit of the Collateral Agent and the Noteholders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Collateral Agent and the Noteholders may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Noteholders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Noteholder shall mean the assignee of the Collateral Agent or such Noteholder. None of the rights or obligations of any Grantor hereunder may be assigned, delegated or otherwise transferred without the prior written consent of the Collateral Agent in its sole and absolute discretion, and any such assignment, delegation or transfer without such consent of the Collateral Agent shall be null and void.

(e) Upon the full performance and Payment in Full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f) Governing Law; Jurisdiction; Jury Trial.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision or rule of law (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York.

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(ii) Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 7(f) of each of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Noteholders from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor’s obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or a Noteholder.

(iii) WAIVER OF JURY TRIAL, ETC. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv) Each Party irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. Delivery of any executed counterpart of a signature page of this Agreement by pdf, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(i) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Collateral Agent, any Noteholder or any other Person (upon (i) the occurrence of any Insolvency Proceeding of any of the Company or any Grantor or (ii) otherwise, in all cases as though such payment had not been made).

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

LUCID DIAGNOSTICS INC.

By:
Name:	Lishan Aklog, M.D.
Title:	Chairman and Chief Executive Officer

LUCIDDX LABS INC.

By:
Name:	Lishan Aklog, M.D.
Title:	Executive Chairman

CAPNOSTICS, LLC

By:
Name:	Lishan Aklog, M.D.
Title:	Executive Chairman

ACCEPTED BY:

[_______],
as Collateral Agent

By:
Name:
Title: